UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2014

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, the compensation committee of the board of directors of Premiere Global Services, Inc. approved the grant of long-term incentive, or LTI, awards of restricted stock and overachievement performance awards in the form of restricted stock units, or RSUs, effective March 31, 2014, to each of our named executive officers, as follows:

Named Executive Officer	Number of Performance-Based Restricted Shares	Number of Time-Based Restricted Shares	Number of Overachievement Performance RSUs
Boland T. Jones	115,112	115,112	23,022
David E. Trine	24,979	24,979	4,996
Theodore P. Schrafft	39,550	39,550	7,910
David M. Guthrie	9,214	9,214	4,663

LTI Awards

The performance-based and time-based LTI awards were granted pursuant to our annual LTI program implemented by our compensation committee in March 2013. The performance-based LTI awards may be earned based on the achievement of a specified target of non-GAAP earnings per share from continuing operations over the two-year performance period beginning January 1, 2014 and ending on December 31, 2015. If the performance target is achieved, one-half of the earned awards are then subject to an additional year of time-based vesting. Our 2014 LTI awards are based on the same sliding scale and vesting schedules as previously disclosed for our annual LTI program.

Overachievement Performance Awards

The overachievement performance awards may be earned based on overachievement of a specified target of revenues from our software-as-a-service, or SaaS-based, products, over the one-year performance period beginning January 1, 2014 and ending on December 31, 2014. Our compensation committee determined to use revenues from our SaaS-based products as the sole performance target for our overachievement awards in order to closely align our executive officers’ incentive compensation with our key strategic corporate objective of generating annual revenue growth from our next-generation, collaboration products in order to accelerate the transition of our business to a SaaS model. Our compensation committee believes increasing the percentage of our consolidated revenues derived from our SaaS-based products will increase the valuation of our stock price and drive long-term shareholder value.

One-half of the overachievement performance awards vest and convert to unrestricted shares of our common stock based on the overachievement of a one-year performance target and an equal number of such awards convert to restricted shares that vest one year following that determination, provided the named executive officer is still employed by us. Therefore, up to one-half of the overachievement performance awards may vest and convert to unrestricted shares of our common stock on the date of the first payroll following our fourth quarter and year-end earnings release for 2014. The percentage of these performance awards that may be earned is based upon a sliding scale, which provides for no payout below a specified threshold target of revenues from our SaaS-based products, 50% payout upon threshold achievement up to a maximum payout capped at 100%, with data between points interpolated on a straight-line basis.

The foregoing description of the performance-based and time-based restricted stock agreements is qualified in its entirety by the full text of such agreements, the forms of which have been previously filed with the Securities and Exchange Commission. The foregoing description of the overachievement performance award agreement is qualified in its entirety by the full text of such agreement, the form of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Performance-Based Restricted Stock Unit Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 4, 2014	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit 10.1	Form of Performance-Based Restricted Stock Unit Agreement